             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK (UNAUDITED)

                                                                              Dollars and Shares in Millions
                                                                                  (except per share data)
                                                                    ---------------------------------------------------
                                                                       Three Months Ended           Nine Months Ended
                                                                           September 30              September 30
                                                                     -----------------------     ----------------------
                                                                       1996          1995          1996          1995
                                                                     --------      --------      --------      --------
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                         48.8          48.7         48.8          46.9

       Dilutive effect of stock options                                      -            .1            -            .1
                                                                       -------       -------      -------       -------
                                                                          48.8          48.8         48.8          47.0
                                                                       =======       =======      =======       =======

   Income before extraordinary loss                                    $  17.3       $  20.0      $  68.2       $ 121.9

   Extraordinary loss                                                      8.8             -         23.3             -
                                                                       -------       -------      -------       -------
   Net income                                                              8.5          20.0         44.9         121.9
   Dividends on preferred stock, net of tax benefit on dividends applicable to leveraged Series E Preferred Stock held by
       the ESOP                                                            2.2           3.7          6.7          16.8
                                                                       -------       -------      -------       -------

   Net income applicable                                               $   6.3       $  16.3      $  38.2       $ 105.1
                                                                       =======       =======      =======       =======

   Primary earnings per share of common stock
       Before extraordinary loss                                       $   .31       $   .33      $  1.26       $  2.24

       Extraordinary loss on early retirement of debt                     (.18)            -         (.48)            -
                                                                       -------       -------      -------       -------
       Net income                                                      $   .13       $   .33      $   .78       $  2.24
                                                                       =======       =======      =======       =======

FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
   Shares of common stock
       Average shares outstanding                                         48.8          48.7         48.8          46.9
       Assumed conversion of Series A and leveraged
         Series E Preferred Stock                                          3.0           3.0          3.0           3.1
       Dilutive effect of stock options                                      -            .1            -            .1
                                                                       -------       -------      -------       -------
                                                                          51.8          51.8         51.8          50.1
                                                                       =======       =======      =======       =======

   Income before extraordinary loss                                    $  17.3       $  20.0      $  68.2       $ 121.9

   Extraordinary loss                                                      8.8             -         23.3             -
                                                                       -------       -------      -------       -------
   Net income                                                              8.5          20.0         44.9         121.9
   Dividends on antidilutive preferred stock                                .1           1.6           .3          10.6

   Additional ESOP funding required on conversion of leveraged
       Series E Preferred Stock, net of tax benefit                        2.0           1.9          5.9           5.6
                                                                       -------       -------      -------       -------

   Net income applicable                                               $   6.4       $  16.5      $  38.7       $ 105.7
                                                                       =======       =======      =======       =======

   Fully diluted earnings per share of common stock
       Before extraordinary loss                                       $   .30       $   .32      $  1.23       $  2.11

       Extraordinary loss on early retirement of debt                     (.18)            -         (.48)            -
                                                                       -------       -------      -------       -------
       Net income                                                      $   .12       $   .32      $   .75       $  2.11
                                                                       =======       =======      =======       =======

NOTE: In the three-month and nine-month periods ended September 30, 1996, the assumed conversions of Series A Preferred Stock and
           non-leveraged Series  E Preferred Stock  were antidilutive.   In the
           three-month and nine-month periods ended September 30, 1995, the assumed conversion of non-leveraged Series E Preferred Stock was antidilutive.

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